UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 28, 2006
CPI CORP.
(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-10204 (Commission File Number)	43-1256674 (IRS Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri (Address of Principal Executive Offices)	63103 (Zip Code)
Registrant’s telephone number, including area code: (314) 231-1575
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Effective April 1, 2004, the Company implemented a freeze of future benefit accruals related to it Retirement Plan, except for those employees with ten years of service and who had attained age 50 who were grandfathered.
Based on age and years of service, Richard Tarpley, Executive Vice President, Manufacturing and Jane Nelson, Secretary and General Counsel, and three other employees who earned more than $90,000 were eligible to be grandfathered, but were excluded to comply with regulations that prohibit plan amendments that “discriminate” in favor of “highly compensated executives”.
On June 28, 2006, the Company delivered letters to Mr. Tarpley and Ms. Nelson in the forms attached hereto as Exhibits 10.61 and 10.62, respectively. The letters provide that commencing upon the later of age 65 or termination of employment and continuing until death, each will receive an annual supplemental benefit equal to 12 times the difference between the monthly benefit he or she would have received if grandfathered under the Retirement Plan and the actual monthly benefit payable at age 65 under the Retirement Plan as a result of the freeze of benefit accruals in April 2004. Thereafter, a surviving spouse, if any, will receive an actuarially equivalent 50% contingent annuitant benefit.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

10.61	Letter from the Company regarding Supplemental Retirement Benefits, dated June 28, 2006, delivered to Richard Tarpley.

10.62	Letter from the Company regarding Supplemental Retirement Benefits, dated June 28, 2006, delivered to Jane E. Nelson

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.
Date: July 5, 2006	By:	/s/ Gary W. Douglass
		Name:	Gary W. Douglass
		Title:	Executive Vice President, Finance and Chief Financial Officer and Treasurer